EXHIBIT 4.6               SECOND ALLONGE AND AMENDMENT
                                       TO
                     SERIES C WARRANTS OF ELXSI CORPORATION

         THIS SECOND ALLONGE AND AMENDMENT (this "instrument") to the Series C Warrant to Purchase Common Stock of ELXSI Corporation, a Delaware corporation (the "Company"), described hereinbelow (as amended by that certain Allonge and Amendment dated _________, 1997 (the "First Allonge") (the "Subject Warrants Agreement"; and the warrants evidenced thereby, the "Subject Warrants") is being executed by the Company and the current holder (the "Holder") of the Subject Warrants, with the intention and understanding that: (1) the amendments set forth herein shall be binding upon the Company, the Holder and their respective successors and assigns (including, without limitation, subsequent holders of the Subject Warrants); and (2) this instrument shall be attached to, and form a part of, the Subject Warrants Agreement or, in lieu thereof, that the amendments of the Subject Warrants provided for herein shall be incorporated in any new Subject Warrants Agreement that may be issued at a future date (including upon any transfer of the Subject Warrants).

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound, it is hereby agreed as follows:

         7. INCREASE IN OF EXERCISE PRICE. WITH THE INTENTION OF FURTHER INCREASING (BEYOND THAT PROVIDED IN THE FIRST ALLONGE) THE CURRENT EXERCISE PRICE OF THE SUBJECT WARRANTS TO $6.278 PER SHARE, THE SUBJECT WARRANT AGREEMENT IS HEREBY AMENDED BY: (A) DELETING THE "$4.36" BOTH TIMES IT APPEARS IN THE INITIAL PARAGRAPH THEREOF (DISREGARDING FOR THIS PURPOSE THE "$5.23" INSERTED THEREIN PURSUANT TO THE FIRST ALLONGE); AND (B) INSERTING, IN LIEU THEREOF, "$6.278".

         8. EXTENSION OF EXPIRATION DATE. WITH THE INTENTION OF EXTENDING THE EXPIRATION DATE OF THE SUBJECT WARRANTS BY A FURTHER TWO YEARS (BEYOND THE EXPIRATION PROVIDED IN THE FIRST ALLONGE), THE SUBJECT WARRANT AGREEMENT IS HEREBY AMENDED BY: (A) DELETING THE "JANUARY 31, 1997" WHERE IT APPEARS IN THE DEFINITION OF "EXPIRATION DATE" THEREIN (DISREGARDING FOR THIS PURPOSE THE "JANUARY 31, 1999" INSERTED THEREIN PURSUANT TO THE FIRST ALLONGE); AND (B) INSERTING, IN LIEU THEREOF, THE "JANUARY 31, 2001".

         9. MISCELLANEOUS. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE SUBJECT WARRANTS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THE TERMS THEREOF; PROVIDED THAT THE FIRST ALLONGE IS SUPERSEDED HEREBY AND SHALL NO LONGER BE OF ANY FORCE OR EFFECT. THIS INSTRUMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

Dated: January ___, 1999                    SUBJECT WARRANTS:
                                            ----------------
                                            Cert. No.:    C-3
                                            Dated:        8/1/95
                                            No. Warrants: 68,762

AGREED AND ACCEPTED:

THE COMPANY:                           THE HOLDER:
------------                           -----------
ELXSI CORPORATION                           ELIOT KIRKLAND L.L.C.

By:                                         By:
    ---------------------------                 ------------------------------
     Name:                                       Name:
     Title:                                      Title: